UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

XCERRA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	001-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of Xcerra Corporation (the “Corporation”) originally filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2014 (the “Initial Filing”). Except as described herein, all other information in the Initial 8-K remains unchanged.

Item 2.02.	Results of Operations and Financial Condition.

On September 8, 2014, Corporation announced preliminary financial results of operations for the three months and fiscal year ended July 31, 2014. The Corporation furnished such results of operations on a Form 8-K filed with the SEC and included such information in a Preliminary Prospectus Supplement dated September 8, 2014 also filed with the SEC. Subsequently, in the course of the preparation of the Corporation’s annual financial statements, the Corporation determined that the entire bargain purchase gain, recorded in the three months ended July 31, 2014, requires retrospective treatment under Accounting Standards Codification (“ASC”) Topic 805-Business Combinations. The application of this treatment will likely result in the reduction of approximately $4.0 million of bargain purchase gain which would result in a corresponding reduction of approximately $4.0 million ($0.08 per diluted share) of net income on a GAAP basis for the three months ended July 31, 2014. The Corporation would also retrospectively increase its bargain purchase gain for the three months ended January 31, 2014 by approximately $4.0 million which would result in a corresponding increase of approximately $4.0 million ($0.08 per diluted share) of net income on a GAAP basis for the three months ended January 31, 2014.

Accordingly, the Corporation expects to report net income on a GAAP basis of approximately $9.5 million, or $0.19 per diluted share, for the quarter ended July 31, 2014.

This adjustment of bargain purchase gain affects only the Corporation’s second quarter and fourth quarter 2014 results of operations and is expected to have no impact on the results of operations for the full fiscal year ended July 31, 2014. In addition, this adjustment will have no effect on the Corporation’s non-GAAP net income or EBITDA for any fiscal period.

The information presented above is the responsibility of management, reflects management’s estimates based solely upon information available to us as of the date hereof and is not a comprehensive statement of our financial results for the three months or year ended July 31, 2014. Our actual results may differ materially from these preliminary financial results. Our independent registered public accounting firm, BDO USA, LLP, has not audited, reviewed, compiled or performed any procedures on this preliminary information. Accordingly, BDO USA, LLP does not express an opinion or any other form of assurance with respect thereto and therefore you should not place undue reliance upon these preliminary estimates. These preliminary results should be read in conjunction with our consolidated financial statements and related notes under the heading, “Financial Statements and Supplementary Data” in our most recent Annual and Quarterly Reports on Forms 10-K and 10-Q and our Current Reports on Form 8-K incorporated by reference into the Preliminary Prospectus. For additional information, please see “Risk Factors.”

The information contained in this Current Report on Form 8-K/A shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Safe Harbor for Forward-Looking Statements

Any statements in this Current Report on Form 8-K/A about future expectations, plans and prospects for the Company, including statements regarding financial operating results (including net income or loss), and earnings or loss per share, and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company’s use of the words “ “expects,” “may,” “will,” “would,” or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, including information developed during the course of the Company’s preparation of its audited financial statements, as well as the other important factors as are described in the Company’s filings with the U.S. Securities and Exchange Commission, including those included under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2014. The Company disclaims any intention or obligation to update any forward-looking statements after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2014

XCERRA CORPORATION

By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger
Senior Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer